SUBSIDIARIES OF THE REGISTRANT

Ensco plc Subsidiaries as of December 31, 2014

Company Name	Jurisdiction

Andre Maritime Ltd.	Bahamas
C.A. Foravep	Venezuela
Caland Boren B.V.	Netherlands
Criwey Corporation S.A.	Uruguay
Drilling Labor Services PTE Ltd.	Singapore
Dupont Maritime LLC	Liberia
Durand Maritime S.A.S.	France
Ensco (Thailand) Limited	Thailand
ENSCO Arabia Co. Ltd.	Saudi Arabia
ENSCO Asia Company LLC	Texas
ENSCO Asia Pacific Pte. Limited	Singapore
ENSCO Australia Pty. Limited	Australia
ENSCO (Barbados) Limited	Cayman Islands B.W.I.
ENSCO Brazil Servicos de Petroleo Ltda.	Brazil
ENSCO Capital Limited	Cayman Islands B.W.I.
Ensco Corporate Resources LLC	Delaware
ENSCO de Venezuela, S.R.L.	Venezuela
Ensco Deepwater Drilling Limited	England and Wales
Ensco Deepwater International Coöperatief U.A.	Netherlands
Ensco Deepwater LLC	Delaware
ENSCO Development Limited	Cayman Islands B.W.I.
Ensco do Brasil Petróleo E Gás Ltda.	Brazil
ENSCO Drilling Company (Nigeria) Ltd.	Nigeria
ENSCO Drilling Company LLC	Delaware
ENSCO Drilling Mexico LLC	Delaware
Ensco Endeavors Limited	Cayman Islands B.W.I.
ENSCO Finance Limited	England and Wales
Ensco France S.A.S.	France
ENSCO Gerudi (M) Sdn. Bhd.	Malaysia
ENSCO Global GmbH	Switzerland
ENSCO Global Investments LP	England
Ensco Global IV Ltd.	British Virgin Islands
ENSCO Global Limited	Cayman Islands B.W.I.
Ensco Global Offshore Drilling Ltd.	British Virgin Islands
ENSCO Global Resources Limited	England and Wales
Ensco Holdco Limited	England and Wales
ENSCO Holding Company	Delaware
ENSCO Holland B.V.	Netherlands
Ensco Incorporated	Texas
Ensco Intercontinental GmbH	Switzerland
ENSCO International Incorporated	Delaware
Ensco International Management GP LLC	Delaware
Ensco International Management LP LLC	Delaware
Ensco Investments, LLC	Nevada
ENSCO Labuan Limited	Malaysia (Labuan)
Ensco Management Corp	British Virgin Islands
ENSCO Maritime Limited	Bermuda
ENSCO Oceanics Company, LLC	Delaware
ENSCO Oceanics International Company	Cayman Islands B.W.I.
ENSCO Offshore Company	Delaware
ENSCO Offshore International Company	Cayman Islands B.W.I.

ENSCO Offshore International Holdings Limited	Cayman Islands B.W.I.
Ensco Offshore International LLC	Delaware
Ensco Offshore Petróleo e Gás Ltda.	Brazil
ENSCO Offshore U.K. Limited	England and Wales
ENSCO Overseas Limited	Cayman Islands B.W.I.
ENSCO Services Limited	England and Wales
ENSCO Services LLC	Delaware
Ensco South Pacific LLC	Delaware
Ensco Synergies LLC	Delaware
Ensco Transcontinental I LLC	Nevada
Ensco Transcontinental I LP	England and Wales
Ensco Transcontinental II LLC	Nevada
Ensco Transcontinental II LP	England and Wales
Ensco Transcontinental III LP	England and Wales
ENSCO U.K. Limited	England and Wales
ENSCO United Incorporated	Delaware
ENSCO Universal Limited	England and Wales
Ensco Wisconsin LLC	Delaware
ENSCO Worldwide GmbH	Switzerland
ENSCO Worldwide Investments Limited	England and Wales
EnscoMadeira Holdings, SGPS, Unipessoal Lda.	Madeira
Foradel SDN B.H.D.	Malaysia
Forasub B.V.	Netherlands
Forwest de Venezuela SA	Venezuela
International Technical Services LLC	Delaware
Internationale de Travaux et de Materiel (I.T.M.) S.A.S.	France
Martin Maritime Ltd.	Bahamas
Medfor (L) Ltd.	Malaysia (Labuan)
P.T. ENSCO Sarida Offshore	Indonesia
Petroleum International PTE Ltd.	Singapore
Petroleum Supply Company	Delaware
Pride Arabia Co. Ltd.	Saudi Arabia
Pride Deepwater (BVI) 1, Ltd.	British Virgin Islands
Pride Deepwater (BVI) 2, Ltd.	British Virgin Islands
Pride Deepwater USA, Inc.	Delaware
Pride Foramer S.A.S.	France
Pride Forasol Drilling Nigeria Ltd.	Nigeria
Pride Forasol S.A.S.	France
Pride Global III Ltd.	British Virgin Islands
Pride Global Offshore Nigeria Limited	Nigeria
Pride International Egypt LLC	Egypt
Pride International Ltd.	British Virgin Islands
Pride International Management Company LP	Texas
Pride International Services, Inc.	Delaware
Pride International, Inc.	Delaware
Pride North America LLC	Delaware
Societe Maritime de Services "SOMASER" S.A.S.	France
Sonamer Angola Ltd.	Bahamas
Sonamer Drilling International Limited	Bahamas
Sonamer Limited	Bahamas
Sonamer Perfuracoes Ltd.	Bahamas